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                                   Exhibit B-2


                          Whiting Petroleum Corporation
      Net Acquisitions and Capital Expenditures for Oil and Gas Properties
                                4th Quarter 2000


 Additions
 Date Closed                          Description                                     Amount
-------------                        -------------                                   ------------
10/20/00                             TransGlobe                                      $   550,000
12/15/00                             JN Exploration                                  $42,412,272
12/20/00                             Petroleum Inc.                                  $ 5,731,076



10/01/00-12/31/00           Drilling, Leasing, Seismic and other                     $   542,621
                                                                                     ------------
 Total Additions                                                                     $49,235,969




 Sales                                Description                                     Amount
-------                              -------------                                   ------------
10/20/00                             Rupe Oil                                        $   175,765
10/25/00                             Midland Auction                                 $   928,000
11/09/00                             TransRepublic                                   $ 7,151,743
11/09/00                             Houston Auction                                 $   382,140
11/28/00                             Corsair Natural Gas                             $    30,000
                                                                                     ------------
 Total Sales                                                                          $ 8,667,648



 Net Additions to Oil and Gas Properties                                              $40,568,321
                                                                                    =============

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